Exhibit 99.1

        Powerwave Technologies Reports Second Quarter Results

    SANTA ANA, Calif.--(BUSINESS WIRE)--July 28, 2005--Powerwave Technologies Inc. (NASDAQ:PWAV) today reported net sales of $186.3 million for its second quarter ended July 3, 2005, compared to second quarter fiscal 2004 revenues of $116.0 million. Powerwave also reported second quarter net income of $13.0 million, which includes a total of $3.7 million of acquisition-related intangible asset amortization. The net income equates to diluted earnings per share of 11 cents for the second quarter, and a basic earnings per share of 13 cents for the same period. This compares to a net loss of $30.2 million, or a basic and diluted loss per share of 33 cents for the prior year period. Powerwave completed the acquisition of LGP Allgon Holding AB during the second quarter of 2004 and, therefore, the results reported herein include the results of LGP Allgon Holding AB for the entire second quarter of fiscal year 2005, but only include the months of May and June 2004 in the second quarter of 2004. For the second quarter of fiscal 2005, excluding the acquisition-related intangible asset amortization, Powerwave would have reported operating income of $14.8 million, net income after taxes of $16.4 million and diluted earnings per share of 14 cents.
    For the first six months of fiscal 2005, Powerwave reported total net sales of $348.5 million compared with $179.2 million for the first six months of fiscal 2004. The first six months of 2005 include the results of LGP Allgon for the entire period while the first six months of 2004 only include the results of LGP Allgon for May and June 2004. Powerwave also reported total net income for the first six months of fiscal 2005 of $18.4 million, or diluted earnings per share of 16 cents, compared to a net loss of $33.4 million or a basic and diluted loss per share of 43 cents for the first six months of fiscal 2004. The results for the first six months of 2005 include $8.0 million of acquisition-related charges and expenses, and the results for the first six months of 2004 include $29.7 million of acquisition- and restructuring-related charges and expenses.
    "For our second quarter, we are proud to report sequential quarterly revenue and income growth and, once again, a record revenue quarter for Powerwave," stated Ronald Buschur, president and chief executive officer of Powerwave Technologies. "As we stated previously, we believe that we are off to a strong start for 2005 and we are very excited about the increased demand we are experiencing within the wireless communications infrastructure industry. While we continue to work to improve the synergies of our global organization, we are poised to build upon our market-leading position and product portfolio with the pending acquisition of the selected assets of REMEC's Wireless business. We believe that the addition of REMEC's wireless product portfolio to Powerwave's existing suite of global wireless infrastructure products and services will further enhance our leadership position in both the OEM and direct-to-operator markets."
    For the second quarter of 2005, total Americas revenues were $58.9 million or approximately 32% of revenues, as compared to $41.7 million or approximately 36% of revenues for the second quarter of 2004. Total sales to customers based in Asia accounted for approximately 10% of revenues or $19.0 million for the second quarter of 2005, compared to 11% of revenues or $13.1 million for the second quarter of 2004. Total Europe, Africa and Middle East revenues for the second quarter of 2005 were $108.4 million or approximately 58% of revenues, as compared to $61.1 million or approximately 53% of revenues for the second quarter of 2004.
    For the second quarter of 2005, sales of antenna systems totaled $49.5 million or 27% of total revenues, base station systems sales totaled $104.5 million or 56% of revenues, coverage systems sales totaled $20.5 million or 11% of revenues, and contract manufacturing accounted for $11.8 million or 6% of total revenues for the second quarter.
    For the second quarter of 2005, Powerwave's largest customers included Ericsson, which accounted for approximately 18% of revenues, and Cingular Wireless, Nokia, and Nortel Networks, each of which individually accounted for over 10% of revenues. In terms of customer profile for the second quarter of 2005, our total OEM sales accounted for approximately 48% of total revenues, total direct and operator sales accounted for approximately 46% of revenues, and contract manufacturing accounted for 6% of revenues for the quarter.

    Balance Sheet

    At July 3, 2005, Powerwave had total cash and cash equivalents of $284.0 million, which includes restricted cash of $6.5 million. Total net inventories were $60.0 million and net accounts receivable were $171.2 million.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions of LGP Allgon and Kaval Wireless, including restructuring charges and the amortization of certain intangible assets resulting from the purchase accounting valuation of both LGP Allgon and Kaval Wireless. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring charge will not impact future operating results, and the amortization of intangible assets is a non-cash expense.

    Company Background

    Powerwave Technologies Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana,
CA 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call 888-PWR-WAVE (797-9283) or visit our Web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies Inc.
    Attached to this news release are preliminary unaudited consolidated financial statements for the second quarter ended July 3, 2005.

    Conference Call

    Powerwave is providing a simultaneous webcast and live dial-in number of its second quarter fiscal 2005 financial results conference call on Thursday, July 28, 2005, at 2 p.m. Pacific time. To access this audio webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies second quarter conference call. The call will last for approximately one hour. To listen to the live call, please call 617-213-8859 and enter reservation number 39043141. A replay of the webcast will be available beginning approximately two hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available at approximately 4 p.m. Pacific time on July 28, 2005, through Aug. 11, 2005, by calling 617-801-6888 and entering reservation number 34562321.

    Forward-Looking Statements

    The foregoing statements regarding experiencing increasing demand in the wireless communications infrastructure industry and the ability to further enhance our leadership position in both the OEM and direct to operator markets due to the potential acquisition of REMEC's Wireless business are both "forward-looking statements." These statements are subject to numerous risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and new 3G networks; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; delays or failure to close the proposed REMEC Wireless acquisition; the inability to realize anticipated costs savings and synergies from the proposed acquisition of REMEC Wireless; difficulties integrating the REMEC Wireless business; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the company's Form 10-K for the fiscal year ended Jan. 2, 2005, the Form 10-Q for the quarterly period ended April 3, 2005, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                      POWERWAVE TECHNOLOGIES INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                Three Months Ended   Six Months Ended
                                   (unaudited)         (unaudited)

                                 July 3,   July 4,   July 3,   July 4,
                                   2005      2004      2005      2004

Net sales                      $186,334  $115,981  $348,513  $179,205
Cost of sales:
  Cost of goods                 136,857    92,121   255,893   144,524
  Intangible asset
   amortization                   1,820     1,078     3,741     1,125
  Restructuring and impairment
   charges                            -       506         -       506
Total cost of sales             138,677    93,705   259,634   146,155

Gross profit                     47,657    22,276    88,879    33,050

Operating expenses:
  Sales and marketing             9,150     6,386    18,644     9,854
  Research and development       15,425    13,053    30,054    22,334
  General and administrative     10,079     5,807    18,694     9,490
  Intangible asset
   amortization                   1,875     1,769     3,861     1,769
  In-process research and
   development                        -    23,450       350    23,450
  Restructuring and impairment
   charges                            -     2,001         -     2,001
Total operating expenses         36,529    52,466    71,603    68,898

Operating income (loss)          11,128   (30,190)   17,276   (35,848)

Other income (expense)            2,919       (15)    3,152       336

Income (loss) before income
 taxes                           14,047   (30,205)   20,428   (35,512)
Provision (benefit) for income
 taxes                            1,033       (43)    2,043    (2,086)

Net income (loss)               $13,014  $(30,162)  $18,385  $(33,426)

Earnings (loss) per share
               - basic:            $.13     ($.33)     $.18     ($.43)
               - diluted:(1)       $.11     ($.33)     $.16     ($.43)

Weighted average common
 shares used in computing
 per share amounts
                - basic:         99,734    91,664    99,654    77,528
                - diluted:      131,908    91,664   131,590    77,528

(1) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.8 million for the second quarter 2005 and approximately $3.5 million for the first six months of 2005. The second quarter 2004 and first six months of 2004 loss per share does not include an add back as that would be anti-dilutive.


                      POWERWAVE TECHNOLOGIES INC.
                        PERCENTAGE OF NET SALES

                                Three Months Ended   Six Months Ended
                                   (unaudited)         (unaudited)

                                 July 3,   July 4,   July 3,   July 4,
                                   2005      2004      2005      2004
Statement of Operations Data:
Net sales                         100.0%    100.0%    100.0%    100.0%
Cost of sales:
  Cost of goods                    73.4      79.4      73.4      80.7
  Intangible asset
   amortization                     1.0       0.9       1.1       0.6
  Restructuring and impairment
   charges                            -       0.5         -       0.3
Total cost of sales                74.4      80.8      74.5      81.6

Gross profit                       25.6      19.2      25.5      18.4

Operating expenses:
  Sales and marketing               4.9       5.5       5.3       5.5
  Research and development          8.3      11.3       8.6      12.5
  General and administrative        5.4       5.0       5.4       5.3
  Intangible asset
   amortization                     1.0       1.5       1.1       1.0
  In-process research and
   development                        -      20.2       0.1      13.1
  Restructuring and impairment
   charges                            -       1.7         -       1.1
Total operating expenses           19.6      45.2      20.5      38.5

Operating income (loss)             6.0     (26.0)      5.0     (20.1)

Other income                        1.6         -       0.9       0.2

Income (loss) before income
 taxes                              7.6     (26.0)      5.9     (19.9)
Provision (benefit) for income
 taxes                              0.6         -       0.6      (1.2)

Net income (loss)                   7.0%   (26.0%)      5.3%   (18.7%)


                      POWERWAVE TECHNOLOGIES INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                  RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)

                                            Three Months Ended
                                               (unaudited)   Pro Forma

                                       July 3,                 July 3,
                                         2005   Adjustments      2005

Net sales                            $186,334                $186,334
Cost of sales:
  Cost of goods                       136,857                 136,857
  Intangible asset amortization         1,820    (1,820)(1)         -
Total cost of sales                   138,677    (1,820)      136,857
Gross profit                           47,657     1,820        49,477

Operating expenses:
  Sales and marketing                   9,150                   9,150
  Research and development             15,425                  15,425
  General and administrative           10,079                  10,079
  Intangible asset amortization         1,875    (1,875)(2)         -
  In-process R&D                            -         - (3)         -
Total operating expenses               36,529    (1,875)       34,654
Operating income                       11,128     3,695        14,823

Other income                            2,919                   2,919

Income before income taxes             14,047     3,695        17,742
Provision for income taxes              1,033       272 (4)     1,305
Net income                            $13,014     3,423       $16,437

Earnings per share - basic:              $.13                    $.16
                   - diluted:(5)         $.11                    $.14

Weighted average common
shares used in computing
per share amounts
                   - basic:            99,734                  99,734
                   - diluted:         131,908                 131,908



                                            Six Months Ended
                                              (unaudited)    Pro Forma

                                       July 3,                 July 3,
                                         2005   Adjustments      2005

Net sales                            $348,513                $348,513
Cost of sales:
  Cost of goods sold                  255,893                 255,893
  Intangible asset amortization         3,741    (3,741)(1)         -
Total cost of sales                   259,634    (3,741)      255,893
Gross profit                           88,879     3,741        92,620

Operating expenses:
  Sales and marketing                  18,644                  18,644
  Research and development             30,054                  30,054
  General and administrative           18,694                  18,694
  Intangible asset amortization         3,861    (3,861)(2)         -
  In-process research and
   development                            350      (350)(3)         -
Total operating expenses               71,603    (4,211)       67,392
Operating income                       17,276     7,952        25,228

Other income (expense)                  3,152                   3,152

Income before income taxes             20,428     7,952        28,380
Provision for income taxes              2,043       795 (4)     2,838
Net income                            $18,385     7,157       $25,542

Earnings per share - basic:              $.18                    $.26
                   - diluted:(5)         $.16                    $.22

Weighted average common
shares used in computing
per share amounts
                   - basic:            99,654                  99,654
                   - diluted:         131,590                 131,590

(1) This represents costs related to the amortization of acquired technology.
(2) This represents costs related to the amortization of other identified intangible assets.
(3) This represents the charge for acquired in-process research and development associated with the acquisition of Kaval Wireless.
(4) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective tax rate of 10%.
(5) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.8 million for the second quarter 2005 and approximately $3.5 million for the first six months of 2005.


                      POWERWAVE TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                         July 3, 2005    Jan. 2, 2005
                                        (unaudited)(1)    (audited)(2)
ASSETS:
Cash and cash equivalents                    $277,521        $147,451
Short-term investments                              -         135,200
Restricted cash                                 6,487           6,815
Accounts Receivable, net                      171,226         133,060
Inventories, net                               59,970          65,819
Property, plant and equipment, net            133,737         146,430
Other assets                                  330,537         385,996
Total assets                                 $979,478      $1,020,771

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                             $100,330         $79,534
Long-term debt                                330,000         330,000
Accrued expenses and other liabilities         81,445          95,625
Total shareholders' equity                    467,703         515,612
Total liabilities and
 shareholders' equity                        $979,478      $1,020,771


(1) July 3, 2005 balances are preliminary and subject to reclassification adjustments.
(2) Jan. 2, 2005 balances were derived from audited financial statements.

    CONTACT: Powerwave Technologies Inc.
             Kevin Michaels, 714-466-1608